EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Star Alliance International Corp. (“the Company”) on Form 10-Q for the three and six months ended December 31, 2023 as filed with the Securities and Exchange Commission on the date of hereof (the “Report”), we, Richard Carey, President and Chairman of the Company, and Anthony L. Anish, Chief Financial Officer, certify pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge and belief:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ Richard Carey
Richard Carey
President/Chairman
(Principal Executive Officer)

Date: February 14, 2024

By:	/s/ Anthony L. Anish
Anthony L. Anish
Chief Financial Officer
(Principal Financial and Accounting Officer)

Date: February 14, 2024